EXHIBIT 4.7

                            OXFORD HEALTH PLANS, INC.

                             1991 STOCK OPTION PLAN,
                         AS AMENDED THROUGH MAY 11, 2000


                      I. ESTABLISHMENT OF PLAN; DEFINITIONS

1. Purpose. The purpose of the Oxford Health Plans, Inc. 1991 Stock Option Plan is to provide an incentive to key Employees, Directors and Consultants of Oxford Health Plans, Inc. (the "Corporation"), who are in a position to contribute materially to the long-term success of the Corporation, to increase their interest in the Corporation's welfare, and to aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         (a)      "Board" shall mean the Board of Directors of the Corporation.

         (b) "Change in Control" shall mean the occurrence of any of the following events:

                  Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 30% or more of the total voting power represented by the Corporation's then outstanding voting securities; or

                  A change in the composition of the Board occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Corporation on the "look-back date" (as defined below) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Corporation on the "look-back date" and who were still in office at the time of the election or nomination; or

                  The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at


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                  least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                  The stockholders of the Corporation approve (i) a plan of complete liquidation of the Corporation or (ii) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

                  For purposes of this Subsection (b), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation, and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

                  For purposes of this Subsection (b), the term "look-back date" shall mean the date 24 months prior to the change in the composition of the Board.

                  Any other provision of this Section 2(b) notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the
                  Corporation:

                           (i) A transaction, the sole purpose of which is to change the state of the Corporation's incorporation; or

                           (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Plan and all outstanding Stock Options.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         (d) "Committee" shall mean a committee whose members shall, from time to time, be appointed by the Board; provided, however, that on such date as the Corporation's Stock is first registered under Section 12 of the Securities Exchange Act of 1934 such committee shall consist of at lease two Directors, all of whom are non-employees within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.


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         (e)      "Consultant" shall mean any person retained by the Corporation or any of its subsidiaries to render services on a consulting basis.

         (f) "Corporation" shall mean Oxford Health Plans, Inc., a Delaware corporation, and any successor thereto.

         (g) "Directors" shall mean those members of the Board of Directors of the Corporation who are not Employees.

         (h) "Disability" shall mean a medically determinable physical or mental condition which causes an Employee, Director or Consultant to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

         (i) "Employee" shall mean any common law employee, including officers, of the Corporation or any of its subsidiaries as determined in the Code and the Treasury Regulations thereunder.

         (j) "Fair Market Value" shall mean the fair market value of the Stock as determined by the Committee on the basis of a review of the facts and circumstances at the time.

         (k) "Grantee" shall mean an Employee, Director or Consultant granted a Stock Option under this Plan.

         (l) "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

         (m) "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

         (n) "Plan" shall mean the Oxford Health Plans, Inc. 1991 Stock Option Plan as set forth herein and as amended from time to time.

         (o) "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation's Common Stock.

         (p) "Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

         (q) "Ten Percent Stockholder" shall mean an Employee, who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all Stock of the Corporation or of its parent or subsidiary corporation.


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3. Shares of Stock Subject to the Plan. Subject to the provisions of Paragraph 2 of Part IV, the number of shares of Stock which may be issued or transferred pursuant to Stock Options granted under the Plan shall not exceed 30,580,000 shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options. There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted and no amendment, without the approval of the stockholders of the Corporation, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, materially increase the benefits accruing to Grantees under the Plan, change the class of Employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

6. Effective Date and Duration of the Plan. The Plan shall become effective upon its approval by the Board subject to its subsequent approval by the stockholders of the Corporation. This Plan shall terminate fifteen years from the date the Plan becomes effective, and no Stock Option may be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

7. Limitation on Grants. Subject to the provisions of Paragraph 2 of Part IV, no individual optionee may be granted Stock Options to purchase more than 2,000,000 shares of Stock in any calendar year.



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                      II. INCENTIVE STOCK OPTION PROVISIONS

1.       Granting of Incentive Stock Options.

         (a) Only key Employees of the Corporation shall be eligible to receive Incentive Stock Options under the Plan. Directors of the Corporation who are not also Employees shall not be eligible for Incentive Stock Options.

         (b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that (i) the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted and
                  (ii) in the event an Incentive Stock Option is subject to stockholder approval, the date of grant of such Incentive Stock Option for purposes of the Plan shall be the date of such stockholder approval.

         (c) No Incentive Stock Option shall be exercisable more than seven years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

         (d) The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

         (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates and determine the total period during which the Incentive Stock Option is exercisable. The Committee may make provision for accelerated exercisability of Incentive Stock Options in the event of the Optionee's death, disability or retirement or other events. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of Section 422 of the Code.




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         (g)      The Committee may grant at any time new Incentive Stock
                  Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

         (h) The Committee may determine, at the time of granting an Incentive Stock Option or thereafter, that such Incentive Stock Option shall become fully exercisable as to all Stock subject to such Incentive Stock Option in the event that a Change of Control occurs with respect to the Corporation. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Corporation, then the Committee at its sole discretion may determine that any or all outstanding Incentive Stock Options shall become fully exercisable as to all Stock subject to such Incentive Stock Options.

2.       Exercise of Incentive Stock Options.

         (a) Except as otherwise provided by the Committee, the option price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, provided that the stock surrendered by the Grantee has been owned by the Grantee for at least six
                  (6) months, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Paragraph. In no event shall payment of the exercise price of an Incentive Stock Option be made by a promissory note or a loan by the Corporation. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

3.       Termination of Employment.

         (a) Except as otherwise provided by the Committee, if a Grantee's employment is terminated (other than by Disability or death) the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment, and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

         (b) If a Grantee's employment is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise


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                  expire or three months after the Grantee's last date of
                  employment, and such option shall be exercisable to the extent it was exercisable as of such last date of employment.

         (c) If a Grantee's employment is terminated by death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during the three-month period following his death to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies within three-months after his retirement without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such three-month period to exercise such options in whole or in part. The number of shares of Stock in respect of which an Incentive Stock Option may be exercised after a Grantee's death shall be the number of shares in respect of which such option could be exercised as of the date of the Grantee's death or retirement, whichever occurs first. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such option would otherwise expire.

         (d) The Board may grant a leave of absence to any Grantee for purposes of continuing such Grantee's employment with the Corporation or its subsidiaries.


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                     III. NON-QUALIFIED STOCK OPTION PROVISIONS

1.       Granting of Stock Options.

         (a) Key Employees and Consultants of the Corporation shall be eligible to receive Non-Qualified Stock Options under the Plan. Directors of the Corporation, excluding members of the Committee, who are not also Employees shall also be eligible to receive Non-Qualified Stock Options.

         (b) The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

         (c) The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director or Consultant who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

         (d) When granting a Non-Qualified Stock Option, the Committee shall determine the purchase price of the Stock subject thereto. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted; provided, however, that in the event a Non-Qualified Stock Option is subject to stockholder approval, the date of grant of such Non-Qualified Stock Option for purposes of the Plan shall be the date of such stockholder approval.

         (e) The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates and determine the total period during which the Non-Qualified Stock Option is exercisable. The Committee may make provision for accelerated exercisability of Non-Qualified Stock Options in the event of the Optionee's death, disability or retirement or other events. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.

         (f) No Non-Qualified Stock Option shall be exercisable more than seven years from the date such option is granted.

         (g) The Committee may determine, at the time of granting a Non-Qualified Stock Option or thereafter, that such Non-Qualified Stock Option shall become fully exercisable as to all Stock subject to such Non-Qualified Stock Option in the event that a Change of Control occurs with respect to the Corporation. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Corporation, then


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                  the Committee at its sole discretion may determine that any or all outstanding Non-Qualified Stock Options shall become fully exercisable as to all Stock subject to such Non-Qualified
                  Stock Options.

2. Exercise of Stock Options. The option price of a Non-Qualified Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, provided that the stock surrendered by the Grantee has been owned by the Grantee for at least six (6) months, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Paragraph. In no event shall payment of the exercise price of a Non-Qualified Stock Option be made by a promissory note or a loan by the Corporation. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

3.       Termination of Employment.

         (a) Except as otherwise provided by the Committee, if a Grantee's employment is terminated, a Director Grantee ceases to be a Director or a Consultant Grantee ceases to be a Consultant (other than by Disability or death), the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment or cessation of being a Director or a Consultant, and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director or a Consultant.

         (b) If a Grantee's employment is terminated by reason of Disability, a Director Grantee ceases to be a Director by reason of Disability or a Consultant Grantee ceases to be a Consultant by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after the Grantee's last date of employment or being a Director or Consultant, and such option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director or Consultant.

         (c) If a Grantee's employment is terminated by death or a Director Grantee ceases to be a Director or Consultant by reason of death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during the three-month period following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies within three-months after his retirement without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such three month period to exercise such options in whole or in part. The


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                  number of shares of Stock in respect of which a Non-Qualified
                  Stock Option may be exercised after a Grantee's death shall be the number of shares of Stock in respect of which such option could be exercised as of the date of the Grantee's death or retirement, whichever first occurs. In no event may the period for exercising a Non-Qualified Stock Option extend beyond the date on which such option would otherwise expire.

         (d) The Board may grant a leave of absence to any Grantee for purposes of continuing such Grantee's employment with the Corporation or its subsidiaries.

                             IV. GENERAL PROVISIONS

1. Substitution of Options. In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 425 of the Code, the Committee may, in accordance with the provisions of that Section, substitute options under this Plan for options under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give the Employee additional benefits, including any extension of the exercise period.

2. Adjustment Provisions.

         (a) If the shares of Stock outstanding are changed in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of common stock other than a cash dividend, then

                           (i) the aggregate number and class of shares or other securities that may be issued or transferred pursuant to Paragraph 3 and pursuant to Paragraph 7 of Part I,

                           (ii) the number and class of shares or other securities which are issuable under outstanding Stock Options, and

                           (iii) the purchase price to be paid per share under outstanding Stock Options shall be adjusted as provided hereinafter.

         (b) Adjustment under this Paragraph 2 shall be made in an equitable manner by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive.


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3.       General.

         (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Employee, and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option.

         (d) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the law of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee.

         (e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

                           (i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                           (ii)     The obtaining of any other consent,
                                    approval, or permit from any state or
                                    federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

                           (iii) Each stock certificate issued pursuant to a Stock Option shall bear the following legend:

                  "The transferability of this certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Oxford Health Plans, Inc. 1991 Stock Option Plan, and an Agreement between the registered


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                  owner of such Stock and Oxford Health Plans, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Oxford Health Plans, Inc."

         (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

         (g) In the case of a grant of a Stock Option to any Employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the provisions of the Plan. For purposes of this Section, a subsidiary shall mean any subsidiary corporation of the Corporation as defined in Section 425 of the Code.

         (h) A Grantee entitled to Stock as a result of the exercise of a Stock Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

         (i) The grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable Delaware corporate law relating to such grant or exercise without regard to principles of conflicts of law.


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